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                                                                   EXHIBIT 10.42

                                 SETTLEMENT AGREEMENT
                                 --------------------

     This Settlement Agreement (the "Agreement") is made and entered into as of February 1, 1998 by and between Vermont Research Products, Inc. ("VRPI") and ChatCom, Inc. ("ChatCom") in consideration of the mutual promises herein contained:

                                    RECITALS
                                    --------
     A. VRPI contracted to provide goods and services to ChatCom pursuant to agreements between the parties.

     B. As of the date hereof, ChatCom is indebted to VRPI for such goods and services in the amount of $1,765,470.

     C. As of the date hereof, VRPI has warehoused for the benefit of ChatCom an additional $273,878 of goods.

     IT IS HEREBY AGREED:

     1. The $2,039,348 in goods and obligations set forth above shall be paid, delivered and accepted as set forth below:

     2.   Cash Payments.  Of the total due, $420,470 will be paid in cash.
          -------------

          2.1 Of that amount, $5,000 will be paid upon execution of this Agreement.

          2.2 From the proceeds, net of expenses, of each financing (other than commercial bank loan financing or asset lending against United States accounts receivable and finished or assembled goods inventory) by ChatCom, twenty percent (20%) will be paid to VRPI.

          2.3 In addition, at the time of the first such financing, VRPI shall be paid the sum of $50,000 plus an amount equal to 25% of the amount of non-United States

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     receivables collected from February 1, 1998 to the date of such financing.
     At the time of the second such financing, VRPI shall be paid the sum of $50,000 plus an amount equal to 25% of the amount of such receivables collected from the date of the next prior financing. At the time of each subsequent such financing, VRPI shall be paid an amount equal to 25% of the amount of such receivables collected from the date of the next prior financing.

          2.4 Monthly payments will be made on March 1, 1998 and April 1, 1998 of $5,000 each, and $35,000 will be paid on May 1, 1998 and on the first day of each succeeding month.

          2.5 All payments pursuant to this paragraph will end when full payment of the $420,470 plus interest has been made.

     3.   Warehoused Goods.  The goods now warehoused by VRPI shall be shipped
          ----------------
by VRPI to ChatCom customers, COD, payable to VRPI. Payments received by VRPI from such customers for such goods shall be credited against the $273,878 sum included in the $2,039,348 total set forth above.

     4.   Market Convertible Preferred.  Nine hundred forty-five thousand
          ----------------------------
dollars will be converted to a convertible preferred stock, convertible into common stock any time from now to January 31, 2003 at market, but not less than $.35 per share nor more than $.95 per share, and otherwise having rights and preferences substantially as set forth in Exhibit A hereto.

     5.   Fixed Rate Preferred.  Four hundred thousand dollars will be converted
          --------------------
into a convertible preferred stock convertible into common stock at any time from now to January

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31, 2003 at a fixed conversion rate of $.35 per share, and otherwise having rights and preferences substantially as set forth in Exhibit B hereto.

     6.   Date of Issuance.  The issuance of the shares of convertible preferred
          ----------------
stock (the "VRPI Preferred Stock") and the warrants (the "Warrants") as contemplated by paragraphs 4, 5 and 13 of this Agreement by ChatCom to VRPI shall take place at such time within five business days following the execution of this Agreement by the parties, as the parties to this Agreement shall mutually agree. On the date of such issuance, ChatCom shall deliver to VRPI such certificate(s) representing the shares of the VRPI Preferred Stock and the Warrants and VRPI shall deliver to ChatCom receipts evidencing the conversion in to the respective series of the VRPI Preferred Stock of amounts equal to $945,000 and $400,000, respectively.

     7.   Representations and Warranties.  VRPI hereby represents and warrants
          ------------------------------
to Chatcom that as of the date hereof and again as of the date of the issuance of the VRPI Preferred Stock and the Warrants:

          7.1  Investment Intent.  The VRPI Preferred Stock and the Warrants and
               -----------------
     the shares of Common Stock issuable upon the conversion of the VRPI Preferred Stock and upon exercise of the Warrants will be acquired by VRPI hereunder for VRPI's own account and not with the view to, or for resale in connection with, any distribution other than resales made in compliance with the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act") or the rules promulgated thereunder. VRPI understands that neither the VRPI Preferred Stock, the Warrants nor the Common Stock issuable thereunder have been

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     registered under the Securities Act by reason of available exemptions from the registration and prospectus delivery requirements of the Securities Act, that the securities must be held indefinitely unless such securities are registered under the Securities Act or unless any transfer is exempt from registration, and that the reliance of ChatCom upon these exemptions is predicted in part upon these representations and warranties by VRPI.

          7.2  Disclosure.  VRPI has reviewed ChatCom's publicly disclosed
               ----------
     reports and filings, including, without limitation, ChatCom's Quarterly Report on Form 10-QSB for the quarter ended September 30, 1997, the Current Reports on Form 8-K filed with the Securities and Exchange Commission (the "Commission") on December 29, 1997 and February 6, 1998, and the confidential preliminary report of operations of ChatCom for the quarter ended December 31, 1997 and has made such investigation of ChatCom as it deems necessary for the purpose of its evaluation of its investment in ChatCom. Furthermore, VRPI has had a full opportunity to discuss with ChatCom all material aspects of an investment in the VRPI Preferred Stock and the Warrants, including the opportunity to ask, and to receive answers to its full satisfaction, regarding such questions as it has deemed necessary to evaluate this transaction, ChatCom and its operations and prospects. VRPI is aware that ChatCom is attempting to procure certain financing and to convert certain outstanding debt into equity investments in ChatCom, although no assurance can be given that the foregoing transactions will be consummated. In addition, VRPI is aware that ChatCom has received certain inquiries from The Nasdaq Stock Market, Inc. regarding ChatCom's

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     ability to satisfy the continued listing requirements of the Nasdaq Small
     Cap Market. VRPI also is aware that the return of certain equipment previously purchased by a foreign distributor will result in a material reduction to ChatCom's revenues and accounts receivable and an increase in its inventories, and that ChatCom is reviewing the appropriate accounting treatment for such transactions.

          7.3  Legend.  VRPI acknowledges and agrees that the VRPI Preferred
               ------
     Stock, the Warrants and the certificates representing the Common Stock to be issued thereunder shall bear the following (or substantially equivalent) legend on the face or reverse side thereof:

          THESE SECURITIES AND THE SECURITIES ISSUABLE UPON THEIR CONVERSION OR EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNLESS COVERED BY AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY SUCH TRANSFER IS EXEMPT FROM SUCH REGISTRATION.

     Any stock certificate issued at any time in exchange or substitution for any warrant or certificate bearing such legend shall also bear such (or substantially equivalent) legend unless, in the opinion of counsel for ChatCom, the securities represented thereby need no longer be subject to restrictions pursuant to the Securities Act or applicable state securities laws. ChatCom shall not be required to transfer on its books any certificate for securities in violation of the provisions of such legend.

     8.   Reimbursement of Selling Expenses.  ChatCom will pay VRPI's reasonable
          ---------------------------------
and customary selling expenses, including printing, legal, accounting and other expenses, in connection with any sale of ChatCom securities acquired pursuant to this Agreement.

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     9.   Interest and Dividends.  Amounts to be paid in cash, until paid, will
          ----------------------
bear interest at the rate of 9.5% per annum from February 1, 1998. The preferred stock will bear a cumulative 9.5% dividend.

     10.  Restrictive Covenant.
          --------------------

          10.1 Except as to Series D and Series E Preferred Stock, and the conversion of such preferred stock to common stock and stated accrued dividends, so long as the VRPI Preferred Stock or any portion thereof is outstanding ChatCom will not pay cash dividends, redeem stock, either common or preferred, for cash (except to the extent required to avoid loss of tax net operating loss carryovers pursuant to Section 382 of the Internal Revenue Code), or make any other cash disbursements related to stock.

          10.2 The VRPI Preferred Stock will be entitled to (after trade creditors) equal preference with Series D and Series E preferred shareholders in liquidation or involuntary or voluntary reorganization.

          10.3 So long as the VRPI Preferred Stock or any portion thereof is outstanding, VRPI shall have the right of approval, not to be unreasonably withheld, of any debt offering except commercial bank lines of credit or asset lending against United States accounts receivable and finished or assembled goods inventory, and of any preferred stock offering that would adversely affect, or rank pari passu, with any of the rights and preferences of the VRPI Preferred Stock. Such approval shall be deemed to have been given for any transaction, in each case, if VRPI shall not have objected within three business days of its receipt of a written request from ChatCom

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     for approval of a specific transaction described in detail in such request.
     VRPI hereby consents to reduction of the conversion price of Series D Preferred Stock to a price not less than $.50 per common share.

     11.  Security Interest.  ChatCom hereby grants to VRPI a security interest
          -----------------
in all non-United States accounts receivable to secure payment of the $420,470 cash portion as described in paragraph 1.

     12.  Conversion Back to Debt.  Through June 30, 1998,  in the event that
          -----------------------
ChatCom engages in a bankruptcy proceeding or reorganization, composition with creditors or like transaction, VRPI shall have the option to surrender its rights under this Agreement and be reinstated as an unsecured creditor for the full amount of debt, less any payments which have been made.

     13.  Warrants.  VRPI will be issued five year warrants substantially in the
          --------
form annexed as Exhibit C hereto to purchase 285,000 shares of ChatCom common stock at $.35 per share.

     14.  Registration of Securities. All of the Common Stock underlying the
          --------------------------
VRPI Preferred Stock and the Warrants will be registered pursuant to a Registration Statement to be filed as soon as possible, and in any event not later than March 31, 1998 (if Deloitte & Touche provides its consent for the incorporation by reference of its report covering ChatCom's March 31, 1997 Financial Statements), or May 31, 1998 (if Deloitte & Touche does not provide the foregoing consent). ChatCom and VRPI shall enter into a Registration Rights Agreement in substantially the form annexed hereto as Exhibit D pursuant to which ChatCom shall use its best efforts to cause such Registration Statement to become effective

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as soon as possible, but in any event not later than May 31, 1998 (extended to
June 30, 1998 in the event that the Commission undertakes a substantive review of the Registration Statement), if Deloitte & Touche provides the foregoing consent, or July 31, 1998 (extended to August 31, 1998, in the event that the Commission undertakes a substantive review of the Registration Statement), if Deloitte & Touche does not provide the foregoing consent, and the Registration Statement will be maintained effective for a minimum period of one year. In the event that ChatCom fails to file the Registration Statement on or before April 15, 1998, VRPI shall have the right, which must be exercised by written notification to ChatCom on or before June 5, 1998, to surrender any or all of the VRPI Preferred Stock issued to it pursuant to this Agreement and to be reinstated as a creditor to the extent of the consideration stated above for the VRPI Preferred Stock..

     15.  Alienability.  All stock and warrants will be freely transferable,
          ------------
subject only to securities law limitations.

     16.  Buyback Rights.  For a period of 120 days, ChatCom shall have the
          --------------
right to buy back the unconverted portion of the VRPI Market Preferred Stock described in paragraph 4 at the higher of (i) 115% of the amount of debt converted to acquire it, or (ii) 115% of the market value of the underlying common stock, provided that 100% of the amount set forth in paragraph 2 then has been paid in full.

     17.  ChatCom Release.  ChatCom hereby releases and forever discharges VRPI
          ---------------
and its successors, assigns, related corporations, officers, directors, employees, insureds, suretys, attorneys and agents (collectively the "VRPI Release Parties") from any and all claims,

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causes of actions, demands, contributions and indemnities whatsoever, at law or in equity, which ChatCom ever had, now has or may hereafter have against any of the VRPI Release Parties with respect to or arising out of the provision of goods and services to ChatCom through the date hereof or other aspects of the subject matter of this Agreement; provided, however, the foregoing release shall not eliminate or reduce any applicable product warranties by VRPI to ChatCom in connection with products and services provided or to be provided by VRPI to ChatCom, and shall not release officers, directors, attorneys and agents prior to full performance by VRPI hereunder as to matters involving fraud.

     18.  VRPI Release.  Effective upon full performance of this Agreement by
          ------------
ChatCom, VRPI hereby releases and forever discharges ChatCom and its successors, assigns and related corporations (collectively the "ChatCom Release Parties") from any and all claims, causes of actions, demands, contributions and indemnities whatsoever, at law or in equity, which VRPI ever had, now has or may hereafter have against any of the ChatCom Release Parties with respect to or arising out of the provision of goods and services to ChatCom through the date hereof or other aspects of the subject matter of this Agreement.
Notwithstanding the foregoing and regardless of the performance by ChatCom of this Agreement or the related agreements that are attached hereto as exhibits, except as to matters involving fraud, VRPI hereby releases and forever discharges ChatCom's officers, directors, employees, insureds, suretys, attorneys and agents (collectively, the "ChatCom Release Individuals") from any and all claims, causes of actions, demands, contributions and indemnities whatsoever, at law or in equity, which VRPI ever had, now has or may hereafter have against any of the ChatCom Release Individuals with respect to or arising out of the

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provisions of goods and services to ChatCom through the date hereof or other aspects of the subject matter of this Agreement.

     19. VRPI and ChatCom acknowledge that they are familiar with Section 1542 of the Civil Code of the State of California, which provides as follows:

          "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor."

     The releasing parties respectively waive any relinquish to the fullest extent possible every right or benefit which they have or may have under
     Section 1542 and under any similar or analogous law of any other applicable jurisdiction with regard to the subject matter of this Agreement. The parties acknowledge they are aware they may hereafter discover facts in addition to or different from those which they now know or believe to be true with respect to the subject matter of this Agreement.

     20.  No Other Claims.  Each Party has released the other as noted in
          ---------------
paragraphs 17 and 18. Neither party currently knows of any claim, demand, or cause of action against one or both parties that is not covered by this Agreement.

     21.  Survival.  The limited Releases contained in this Agreement are not
          --------
intended to release any obligations created by this Agreement.

     22.  No Third Party Beneficiaries.  There are no intended third-party
          ----------------------------
beneficiaries of this Agreement, and this Agreement shall not give any third party any right, claim, benefit or defense.

     23.  Integration.  This Agreement and the Exhibits attached hereto
          -----------
constitute the entire agreement and understanding regarding the parties' prior relationship and present

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obligations, and supersedes any prior agreements, understandings or representations by or between the parties, written or oral. The person signing this Agreement on behalf of VRPI represents that he has the authority to execute this document and thereby bind VRPI. The person signing this Agreement on behalf of ChatCom represents that he has the authority to execute this document and thereby bind ChatCom. This Agreement may be amended, modified or supplemented only by a written agreement executed by the parties hereto.

     24.  Successors.  The parties represent that this Agreement shall be
          ----------
binding upon and shall inure to their respective successors, assigns and related corporations.

     25.  Governing Law.  This Agreement shall be governed by and interpreted
          -------------
and construed in accordance with, the laws of the Commonwealth of Massachusetts.

     26.  Counterparts.  This Agreement may be executed in counterparts all of
          ------------
which when taken together shall constitute one and the same agreement of the parties. Copies of

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signed counterparts of this Agreement shall be deemed to be authentic and valid as an original of this Agreement.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first appearing above.


VERMONT RESEARCH PRODUCTS, INC.          CHATCOM, INC.


By:  /s/                                 By:  /s/
     ------------------------------           -----------------------
     duly authorized                          duly authorized

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